Exhibit 99.1

Eclipsys Announces First-Quarter 2010 Results

ATLANTA--(BUSINESS WIRE)--May 4, 2010--Eclipsys Corporation (NASDAQ: ECLP), The Outcomes Company®, today announced results for the first quarter ended March 31, 2010.

Revenues for the quarter ended March 31, 2010 were $128.4 million, compared to revenues of $130.2 million for the quarter ended March 31, 2009.

On a GAAP basis, net income for the first quarter 2010 was $5.4 million, or $0.09 per diluted common share, compared to net loss of $0.9 million, or $0.02 per diluted common share in the first quarter 2009.

Non-GAAP net income for the first quarter 2010 was $10.7 million, or $0.19 per diluted common share, compared to non-GAAP net income for the first quarter 2009 of $9.6 million, or $0.17 per diluted common share.

A reconciliation of GAAP to non-GAAP results is included in the attached tables.

“We started 2010 with strong earnings and strong new client bookings,” said Philip M. Pead, Eclipsys president and chief executive officer. “With the recent release of Sunrise Enterprise™ 5.5, we have significantly improved our competitive position and our ability to win new business in front of the growing market opportunity resulting from the American Recovery and Reinvestment Act.”

Balance Sheet Update

In the first quarter 2010, Eclipsys repaid $14.0 million of debt on its credit facility, reducing the company’s long-term debt to $15.0 million. These payments were funded through available cash and operating cash flows, and Eclipsys ended the quarter with $118.7 million of cash and $81.4 million in long-term investments. On April 30, Eclipsys paid down an additional $15.0 million on its credit facility, reducing the company’s long-term debt to zero.

2010 Guidance

Eclipsys current expectations for full-year 2010 results remain as follows:

  Non-GAAP diluted earnings per share to range from $0.70 to $0.75.
  New business bookings to range from $469 million to $508 million. The company defines new business bookings as the value of all new contracts signed in a particular period, excluding renewals.
  Revenues to range from $559 million to $569 million.
  Non-GAAP operating income margin to range from 12 percent to 13 percent.

Eclipsys 2010 projected non-GAAP results exclude stock-based compensation expense and acquisition related amortization. Eclipsys non-GAAP results may also exclude other items that the company does not consider indicative of its underlying business performance.

Today’s Conference Call

Eclipsys executives will discuss the first-quarter results on a teleconference at 4:30 p.m. Eastern time on May 4. Persons interested in participating in the teleconference should call (800) 288-8967 (in the U.S.) or (612) 332-0355 (international) approximately 15 minutes before the conference call is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.

Replay

About two hours after its completion, an audio replay of the conference call will be available on www.eclipsys.com for approximately 48 hours.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and performance management software, clinical content and professional services that help healthcare organizations improve clinical, financial and operational outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Non-GAAP Measures

The company has provided net income and earnings per share financial measures on a non-GAAP basis for the three months ended March 31, 2009 and March 31, 2010, which exclude non-cash stock-based compensation expense, amortization expense associated with acquisitions, and certain additional items that the company does not consider to be indicative of its underlying business performance, as listed on the attached GAAP to non-GAAP reconciliation tables. Because of the significance of the GAAP components excluded, these non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. When considered in conjunction with comparable GAAP financial measures, management believes that the non-GAAP financial measures provide useful supplemental information to management and investors to facilitate the understanding and evaluation of the company’s underlying operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these gains and/or charges, and with results of other companies on a more consistent basis. Internally, management also uses non-GAAP net income and earnings for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The company omits non-cash stock-based compensation because such expense can vary significantly between periods as a result of the timing (which determines various input assumptions that impacts the compensation expense amount) and number of new equity-based incentive awards in any one period, including grants in connection with acquisitions. The company omits non-cash acquisition-related amortization expense arising from the acquisition of intangible assets in presenting non-GAAP earnings because such expense in any one period may not directly correlate to its underlying business performance and because such expense can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. This adjustment also provides management and investors with consistent measures of performance both before and after including such non-cash acquisition-related amortization charges. The economic substance of omitting the other items incurred that the company does not consider to be indicative of its underlying business performance derives from the fact that such episodic gains and/or charges make it more difficult to compare operating results of different periods, not all of which include such gains and/or charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the charges related to the company’s other non-GAAP adjustments may mask actual and expected future costs associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures. Although the company has provided 2010 guidance for non-GAAP diluted earnings per share and non-GAAP operating income margin, a quantitative reconciliation to the equivalent GAAP guidance financial measures is not available given the number of variables that affect the reconciliation.

The company has provided reconciling tables attached to this release.

Caution Regarding Forward-Looking Statements

Certain statements in this news release or the investor call referenced herein, including those concerning the company’s operational initiatives, future performance expectations, and effects of economic conditions are forward-looking statements and actual results may differ materially from those projected or implied by the forward-looking statements due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Economic conditions are unstable and may cause hospitals and other healthcare providers to curtail HIT system spending. Eclipsys’ cost reduction and other initiatives in response to the challenging economic environment, including initiatives designed to improve operational efficiencies, may not be effective, and it is difficult to predict what the company may be able to achieve. Eclipsys sales may fall below expectations due to market conditions, competition, and other factors, including client demands for pricing and financing concessions. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients, regulatory requirements, and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality (including as required to comply with ARRA and related regulations, as well as other certification standards) may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards and regulatory requirements, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Eclipsys, The Outcomes Company, and Sunrise Enterprise are either registered trademarks or trademarks of Eclipsys Corporation (or its subsidiaries) in the United States and certain other countries.

Eclipsys Corporation
GAAP Income Statements (unaudited)
(in thousands, except per share amounts)

	GAAP
	Three Months Ended
	March 31, 2010	March 31, 2009	$ Change	% Change
Revenues:
Systems and services	$125,557	$128,137	$(2,580)	-2.0%
Hardware	2,803	2,029	774	38.1%
Total revenues	128,360	130,166	(1,806)	-1.4%

Cost and expenses:
Costs of systems and services	65,199	66,874	(1,675)	-2.5%
Costs of hardware	2,452	1,656	796	48.1%
Sales and marketing	19,748	22,751	(3,003)	-13.2%
Research and development	13,461	13,493	(32)	-0.2%
General and administrative	8,567	12,021	(3,454)	-28.7%
Depreciation and amortization	8,226	8,034	192	2.4%
Restructuring	-	5,434	(5,434)	-100.0%
In-process research and development charge	-	-	-
Total costs and expenses	117,653	130,263	(12,610)	-9.7%

Income (loss) from operations	10,707	(97)	10,804	*
Gain (loss) on sale of assets	-	400	(400)	-100.0%
Gain (loss) on ARS	(226)	(158)	(68)	-43.0%
Interest expense	(344)	(1,143)	799	69.9%
Interest income	417	847	(430)	-50.8%
Income (loss) before income taxes	10,554	(151)	10,705	*
Provision for income taxes	5,128	714	4,414	618.2%
Net income (loss)	$5,426	$(865)	$6,291	*

Basic EPS:
Net income (loss)	$5,426	$(865)	$6,291	*
Less: Income allocated to participating securities	31	-	31
Net income (loss) available to common shareholders	$5,395	$(865)	$6,260	*
Basic weighted average common shares outstanding	56,838	55,470	1,368	2.5%
Basic net income (loss) per common share	$0.09	$(0.02)	$0.11	*

Diluted EPS:
Net income (loss)	$5,426	$(865)	$6,291	*
Less: Income allocated to participating securities	30	-	30
Net income (loss) available to common shareholders	$5,396	$(865)	$6,261	*
Basic weighted average common shares outstanding	56,838	55,470	1,368	2.5%
Dilutive effect of potential common shares	891	-	891
Diluted weighted average shares common outstanding	57,729	55,470	2,259	4.1%
Diluted earnings (loss) per common share	$0.09	$(0.02)	$0.11	*

* - not meaningful

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of
	March 31, 2010	December 31, 2009
	Unaudited
Assets
Current assets:
Cash	$ 118,668	$ 123,160
Marketable securities	-	-
Accounts receivable, net of allowance for doubtful accounts of $2,855 and $2,994, respectively	113,141	111,712
Prepaid expenses	26,895	26,832
Other current assets	3,484	4,250
Total current assets	262,188	265,954

Long-term investments	81,395	85,988
Property and equipment, net	58,562	56,579
Capitalized software development costs, net	56,123	51,889
Acquired technology, net	27,079	29,557
Intangible assets, net	6,699	7,411
Goodwill	100,008	100,008
Deferred tax asset	82,200	86,639
Other assets	12,105	13,039
Total assets	$ 686,359	$ 697,064

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$ 138,790	$ 135,185
Accounts payable	14,389	14,752
Accrued compensation costs	24,568	34,034
Deferred tax liability	6,033	6,033
Other current liabilities	18,582	20,994
Total current liabilities	202,362	210,998

Deferred revenue	3,892	4,896
Long term debt and capital lease obligations	15,676	29,727
Other long-term liabilities	15,761	15,616
Total liabilities	237,691	261,237

Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; issued and outstanding, 57,423,573 and 57,162,466, respectively	574	572
Additional paid-in capital	605,876	599,111
Accumulated deficit	(156,578)	(162,004)
Accumulated other comprehensive income	(1,204)	(1,852)
Total stockholders’ equity	448,668	435,827
Total liabilities and stockholders’ equity	$ 686,359	$ 697,064

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2010	2009

Operating activities:
Net income	$5,426	$(865)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	12,336	12,035
Provision for bad debt	450	1,046
Unrealized (gain)/loss on investments, net	226	158
Stock compensation expense	3,681	4,408
Deferred income taxes	4,545	452
Gain on sale of assets	-	(400)
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(1,470)	3,695
Prepaid expenses and other current assets	659	(1,454)
Other assets	704	(237)
Deferred revenue	2,531	(807)
Accrued compensation	(9,437)	7,465
Accounts payable and other current liabilities	(3,809)	(6,596)
Long-term liabilities	27	751
Other	8	85
Total adjustments	10,451	20,601
Net cash provided by operating activities	15,877	19,736
Investing activities:
Purchases of property and equipment	(6,661)	(7,273)
Proceeds from sales of marketable securities	4,575	150
Capitalized software development costs	(8,091)	(7,216)
Earnout out on disposition	-	842
Cash paid for acquisitions, net of cash acquired	-	(2,763)
Net cash used in investing activities	(10,177)	(16,260)
Financing activities:
Proceeds from stock options exercised	3,431	74
Proceeds from employee stock purchase plan	201	242
Repayment of secured financing	(14,000)	-
Other	(48)	-
Net cash provided by (used in) financing activities	(10,416)	316

Effect of exchange rates on cash and cash equivalents	224	(214)
Net increase (decrease) in cash and cash equivalents	(4,492)	3,578
Cash and cash equivalents — beginning of period	123,160	108,304
Cash and cash equivalents — end of period	$118,668	$111,882

Eclipsys Corporation
Stock-Based Compensation Expense (unaudited)
(in thousands)

	Three Months	Three Months	Three Months	Three Months		Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended		Ended	Ended	Ended	Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	2010

Cost and expenses:
Costs of systems and services	$493	$506	$501	$475	$1,975	$465				$465
Costs of hardware					-					-
Sales and marketing	2,494	4,237	1,774	1,373	9,878	1,931				1,931
Research and development	453	546	565	706	2,270	481				481
General and administrative	968	1,470	759	840	4,037	804				804
Total costs and expenses	$4,408	$6,759	$3,599	$3,394	$18,160	$3,681	$-	$-	$-	$3,681

Eclipsys Corporation
Reconciliation of GAAP (Unaudited) to Non-GAAP Items
(in thousands, except per share amounts)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009

Revenues:
GAAP Revenues	$128,360	$130,166
Premise acquisition accounting (1)	-	1,739
Non-GAAP revenues	$128,360	$131,905

GAAP Recurring revenues	$94,309	$88,101
Premise acquisition accounting (1)	-	287
Non-GAAP Recurring revenues	$94,309	$88,388

GAAP Professional services revenues	$22,747	$27,346
Premise acquisition accounting (1)	-	240
Non-GAAP Professional services revenues	$22,747	$27,586

GAAP Periodic revenues	$8,501	$12,690
Premise acquisition accounting (1)	-	1,199
Non-GAAP Periodic revenues	$8,501	$13,889

GAAP Hardware revenues	$2,803	$2,029
Premise acquisition accounting (1)	-	13
Non-GAAP Hardware revenues	$2,803	$2,042

Gross Margin
Revenues	$128,360	$130,166
Costs of systems and services	65,199	66,874
Costs of hardware	2,452	1,656
GAAP Gross margin (A)	60,709	61,636
Adjustments
Premise acquisition accounting (1)		1,494
Stock-based compensation expense (2)	465	493

Non-GAAP gross margin	$61,174	$63,623

GAAP gross margin percentage	47.3%	47.4%
Non-GAAP gross margin percentage	47.7%	48.2%

Operating Expenses
GAAP operating expenses (B)	$50,002	$61,733
Adjustments
Stock-based compensation expense (2)	(3,216)	(3,915)
Restructuring (3)		(5,434)
Amortization (4)	(3,124)	(3,124)

Non-GAAP operating expenses	$43,662	$49,260

Eclipsys Corporation
Reconciliation of GAAP (Unaudited) to Non-GAAP Items
(in thousands, except per share amounts)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009

Gross Research and Development Expenses
GAAP research and development	$13,461	$13,493
Adjustments
Stock-based compensation expense (2)	(481)	(453)

Non-GAAP research and development	12,980	13,040
Capitalized software and development costs	8,091	7,216
Non-GAAP gross research and development expenses	$21,071	$20,256

Operating Income
GAAP operating income	$10,707	$(97)
Adjustments
Premise acquisition accounting (1)	-	1,494
Stock-based compensation expense (2)	3,681	4,408
Restructuring (3)	-	5,434
Amortization (4)	3,124	3,124

Non-GAAP operating income	$17,512	$14,363

GAAP Operating Margin	8.3%	-0.1%
Non-GAAP Operating Margin	13.6%	10.9%

Pre-tax income
GAAP pre-tax income	$10,554	$(151)
Adjustments
Premise acquisition accounting (1)	-	1,494
Stock-based compensation expense (2)	3,681	4,408
Restructuring (3)	-	5,434
Amortization (4)	3,124	3,124

Non-GAAP pre-tax income	$17,359	$14,309

Eclipsys Corporation
Reconciliation of GAAP (Unaudited) to Non-GAAP Items
(in thousands, except per share amounts)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009

Net Income
GAAP net income	$5,426	$(865)
Adjustments
Premise acquisition accounting (1)	-	1,031
Stock-based compensation expense (2)	3,387	3,529
Restructuring (3)	-	3,739
Amortization (4)	1,934	2,151
	-
Non-GAAP net income	$10,747	$9,585

Diluted earnings per share
Diluted earnings per share	$0.09	$(0.02)
Adjustments
Premise acquisition accounting (1)	-	0.02
Stock-based compensation expense (2)	0.06	0.06
Restructuring (3)	-	0.07
Amortization (4)	0.03	0.04

Non-GAAP diluted earnings per share	$0.19	$0.17

Eclipsys Corporation
Reconciliation NOTES of GAAP (Unaudited) to Non-GAAP Items

1	Deferred revenue adjustments net of deferred costs adjustments related to the Company's December 2008 acquisition of Premise Corporation. The amounts represent the reduction of deferred revenue and related deferred costs acquired from Premise as a result of purchase accounting adjustments.

2	Stock based compensation expense.

3	Severance related activity primarily in the Company's professional services organization.

4	Amortization of intangible assets associated with 2008 acquisitions.

Notes

A	GAAP gross margin equals revenue less costs of systems and services and costs of hardware.

B

GAAP operating expenses include sales and marketing expense, research and development expense, general and administrative expense, depreciation and amortization expense, restructuring charge, and in process research and development charge.

CONTACT:
Eclipsys
Jason Cigarran, 404-847-5965
Vice President, Investor Relations
jason.cigarran@eclipsys.com